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                                                                   Exhibit 10.11

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 30TH, DAY OF JANUARY, 2003, by and between TELKONET COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and RONALD W. PICKETT (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Executive as its President and hereby accepts such employment, on the terms and subject to the conditions hereinafter set forth.

         2. TERM. Subject to the provisions for the termination of this Agreement as provided for herein, the term of this Employment Agreement shall commence on the date hereof and the Executive shall serve at the pleasure of the board of Directors

         3. POSITION AND DUTIES.

                  (a) The Executive shall serve as President of the Company. Without limiting the general scope of the Executive's position: (i) the Executive shall be permitted to work from his home office located in Wilmington, North Carolina and he shall not be required to report to any single individual other than the Chairman of the Board of Directors,

         4. COMPENSATION.

During the term of this Employment Agreement the Company shall pay or provide, as the case may be, to the Executive the compensation and other benefits and rights set forth in this Paragraph 4.

(a) The Company shall pay to the Executive a base salary payable in accordance with the Company's usual pay practices (and in any event no less frequently than monthly) at the rate of One Hundred Thousand Dollars ($100,000) per annum, which may be increased (but not decreased) from time to time (based upon the performance of the Company and the Executive). Currently this amount is payable bi-weekly.

(b) The Executive shall receive 3,000 shares of common stock per month, for every month that the Executive serves as President, from the Employee Stock Incentive Plan.

(c) The Company may pay to the Executive bonus compensation for each calendar or fiscal year of the Company, not later than sixty (90) days following the end of each year or the termination of his employment, as the case may be, prorated on a per diem basis for partial calendar of fiscal years. It is acknowledged that these bonuses may be based in part on the Executive's performance and in part on the Company's performance.

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(d) During the Base Term of this Agreement and any Renewal Term, the Company shall maintain in full force and effect, and the Executive shall be entitled to participate in, all of the Company's employee benefit plan and arrangements in effect on the date hereof in at least the same manner and capacity as the officers and key management employees of the Company. The Company shall not make any changes in such plans and arrangements which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all officers and key management employees of the Company and does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other officers of the Company. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its officers and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available to the Executive in the future shall be deemed to be in lieu of any amounts payable to the Executive pursuant to this
Section 4.

(e) The Company shall reimburse the Executive or provide him with an expense allowance during the term of this Employment Agreement for travel, entertainment and other expenses reasonably and necessarily incurred by the Executive in connection with the Company's business. The Executive shall furnish such documentation with respect to reimbursements to be made hereunder as the Company shall reasonably request. The Company will reimburse the Executive for the monthly cost of his cellular and home office phone service.

(f) Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options awarded to the Executive under the ESOP and not previously exercised and vested shall become fully exercisable and vested no later than the date of such dissolution, merger or consolidation, and the Executive shall have the right to exercise such Executive's Options in whole or in part at any time within the next four (4) years.

(g) The Company shall pay the full cost of providing health and group life insurance for the Executive, his spouse and eligible dependent children and any other such benefits as the Company may choose to offer the employees of the Company.

         5. TERMINATION.

                The employment of the Executive under this Employment Agreement, and the terms hereof, may be terminated by the Company at any time upon sixty
(60) days notice and the Executive may resign at any time by giving the Company sixty (60) days notice.

            6. NON-COMPETITION AND CONFIDENTIALITY AGREEMENT The Executive acknowledges the Company's reliance and expectation of the Executive's continued commitment to performance of his duties and responsibilities during the term of this Employment Agreement. In light of such reliance and expectation on the part of the Company, the Executive hereby agrees to be bound by the terms of the Noncompetition and Confidentiality Agreement, and is acknowledged by the Executive's signature on this Employment Agreement.

To induce Telkonet Communications, Inc., a Delaware corporation ("Telkonet") to employ the Employee pursuant to this Employment Agreement, the Employee agrees that for the term of the Employment Agreement and a period of One (1) year following termination of the Employment Agreement (the "Noncompetition Period"), he will not (a) Participate In (as hereinafter defined) any other business or organization which at any time during the Noncompetition Period is engaged in the same business as or in competition with Telkonet within the geographic confines of the markets where Telkonet's products are sold or targeted; (b) directly or indirectly solicit for business any person or enterprise that at any time during the two (2) year period preceding the date of termination of the


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Employment Agreement was a customer of Telkonet; or (c) directly or indirectly employ any person other than Robert P. Crabb who, at any time during the two (2) year period preceding the date of termination of the Employment Agreement was, or during the Noncompetition Period is, an employee of Telkonet. As used in this Agreement, "Participate In" shall mean "directly or indirectly, for his own benefit or for, with, or through any other person or entity, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in;" provided, nothing contained herein shall prohibit the Employee from owning, directly or indirectly up to 5.0% of the outstanding voting securities of any company, the securities of which are traded on a national securities exchange or listed for quotation on an automated system of quotation.

In consideration of the execution, delivery and performance of this Noncompetition Agreement by the Employee, Telkonet has executed the Employment Agreement, which confers a substantial economic benefit upon the Employee.

Notwithstanding anything in this Noncompetition Agreement to the contrary, if at any time the Employment Agreement is terminated by either Telkonet or the Employee for any reason (whether or not constituting cause) or for no reason, the provisions of this Noncompetition Agreement shall remain binding upon the Employee. Nothing in this Noncompetition Agreement shall be deemed to entitle or confer upon the Employee the right to be employed by Telkonet for a term or otherwise alter the employment status of the Employee with Telkonet.

A material breach of this Noncompetition Agreement by the Employee could not adequately be compensated by money damages and will constitute irreparable harm and injury to Telkonet. In the event of any such material breach or threatened or anticipated breach, Telkonet shall be entitled, in addition to any other right and remedy available, to an injunction restraining such breach or a threatened breach, and no bond or other security shall be required in connection therewith provided Telkonet satisfies the applicable burden of proof with respect to all legal requirements applicable to the issuance of an injunction other than with respect to the inadequacy of money damages and /or irreparable harm or injury.

The Employee agrees that the provisions of this Noncompetition Agreement are necessary and reasonable to protect Telkonet in the conduct of its business. If any restriction contained in this Noncompetition Agreement shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, to the minimal extent necessary to comply with applicable law or equitable considerations, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

This Noncompetition Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles.

         7. MISCELLANEOUS.

                  (a) The Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Employment Agreement.

                  (b) The provisions of this Employment Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision, to the extent enforceable in any jurisdiction, nevertheless shall be binding and enforceable.

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                  (c) The rights and obligations of the Company under this
Employment Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of the Executive under this Employment Agreement shall inure to the benefit of, and shall be binding upon, the Executive and his heirs, personal representatives and assigns.

                  (d) Any notice to be given under this Employment Agreement shall be personally delivered in writing or shall have been deemed duly given when received after it is posted in the United States mail, postage prepaid, registered or certified, return receipt requested, and if mailed to the Company, shall be addressed to its principal place of business and if mailed to the Executive, shall be addressed to him at his home address last known on the records of the Company, or at such other address or addresses as either the Company or the Executive may hereafter designate in writing to the other.

                  (e) The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, or prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

                  (f) This Employment Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

                  (g) This Employment Agreement shall be governed by and construed according to the laws of the State of Maryland without giving effect to applicable conflicts of law provisions.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                                  TELKONET COMMUNICATIONS, INC.

                                                  By:_____________________
                                                  Name: Warren V. Musser
                                                  Title: Chairman of the Board



                                                  ___________________________
                                                  Ronald W. Pickett, President


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